EXHIBIT 23.1


                            [LETTERHEAD]



      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated February 6, 2002, relating to the consolidated financial statements of American Water Star, Inc. (formerly known as American Career Centers, Inc.) included in the Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 15, 2002.


				/s/ Weinberg & Company, P.A.
				WEINBERG & COMPANY, P.A.
				Certified Public Accountants

Boca Raton, Florida
May 8, 2002